Exhibit 10.3

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”), dated as of January 6, 2017, is by and between Presidential Realty Corporation, a Delaware corporation (the “Company”), and Signature Group Advisors, LLC, a Delaware limited liability company (the “Advisor”).

WHEREAS, on December 16, 2016, Company and its newly formed operating partnership, Presidential Realty Operating Partnership LP, for which it acts as general partner, entered into the Interest Contribution Agreement (as the same may be amended, the “Agreement”) with First Capital Real Estate Trust Incorporated, First Capital Real Estate Operating Partnership, Township Nine Owner, LLC, Capital Station Holdings, LLC, Capital Station Member, LLC, Capital Station 65 LLC and Avalon Jubilee LLC (capitalized terms herein shall have the meaning ascribed to the same in the Agreement); and

WHEREAS, the Company desires to pay to the Advisor certain fees and expenses in connection with sourcing, negotiating and documenting the transactions contemplated by the Agreement (collectively, the “Transaction”) and in consideration for certain continued consulting services on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and conditions contained herein, the parties hereto agree as follows:

1.          Engagement of Consultant; Duties. The Company hereby engages the Advisor, and the Advisor agrees to be engaged, as a consultant on the terms and conditions set forth below. The Advisor shall serve as an independent contractor, on a non-exclusive basis, as a consultant to the Company and its affiliates, performing such services as are mutually determined by the Company from time to time.

2.          Term. The Advisor’s engagement hereunder shall commence effective on the date hereof and shall continue until the expiration of the Consulting Period (as defined below) and thereafter until such time as either party terminates this Agreement by providing at least thirty (30) days’ prior written notice to the other party. Upon any such termination, other than any Fees (as defined below) due Advisor as of such termination date, neither party shall have any further obligation to the other hereunder.

3.          Compensation.

(a)        Transaction Fee. In consideration for the services provided by the Advisor to the Company in connection with sourcing, negotiating and documenting the Transaction, the Company shall pay to the Advisor a one-time fee of $1,000,000 (the “Transaction Fee”), which shall be contingent upon and shall only be earned and payable upon the consummation of an offering of preferred stock of the Company, or such other offering as may be determined by the Company in its sole discretion, which results in at least $50 million of gross proceeds to the Company.

(b)       Consulting Fee. The Advisor shall also be entitled to receive additional compensation under this Agreement as set forth below (the “Consulting Fee,” and together with the Transaction Fee, the “Fees”) for consulting services rendered, as determined by the Company from time to time, over a period of four (4) years from the date commencing upon the closing of the T9 Property (the “Consulting Period”). During the Consulting Period, the Consulting Fee shall be payable at a rate of $500,000 per annum, payable in arrears on each anniversary of the commencement of the Consulting Period; provided, however, that no portion of the Consulting Fee shall be earned or paid unless and until the net asset value of the Company, as determined by its accountants, is at least $200,000,000.

(c)        Payment. The Fees shall be payable, when due, in immediately available funds by wire transfer to such account as the Advisor shall specify.

4.          Confidentiality. The Advisor shall not divulge to anyone, either during or at any time after the termination of this Agreement, any information constituting a trade secret or other confidential information acquired by it concerning the Company, its affiliates or subsidiaries, except in the performance of his duties hereunder, without the prior written consent of the Company (“Confidential Information”). However, in the event Advisor is required by law to disclose any Confidential Information, it shall first notify the Company in order to allow the Company to obtain a judgment or order restraining such disclosure. The Advisor acknowledges that any Confidential Information is of great value to the Company, and upon the termination of its engagement hereunder, the Advisor shall forthwith deliver to the Company all notebooks and other data in its possession relating to the Company and its affiliates and subsidiaries.

5.          Indemnification. The Company agrees, to the maximum extent permitted by law, to defend and indemnify the Advisor, and its directors and officers, against and hold them harmless from any and all claims, suits, loss, liability, damage and expense (including reasonable attorney’s fees) asserted against Advisor by anyone other than the Company for actions taken by the Advisor in the exercise of good faith business judgment in furtherance of the performance of its consulting duties hereunder.

6.          Miscellaneous.

(a)        No amendment or waiver of any provision of this Agreement, or consent to any departure by either party hereto from any such provision, shall be effective unless the same shall be in writing and signed by each of the parties hereto. Any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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(a)        Any and all notices hereunder shall, in the absence of receipted hand delivery, be deemed duly given when mailed, if the same shall be sent by registered mail or certified, return receipt requested. Notices shall be addressed to the parties at the following addresses:

If to the Advisor:	Signature Group Advisors, LLC
_______________________
_______________________
Attention: Nickolas W. Jekogian, III

If to the Company:	Presidential Realty Corporation
1430 Broadway, Suite 503
New York, New York 10018
Attention: Alexander Ludwig

(b)        This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

(c)        THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE. The Company and the Advisor hereto irrevocably and unconditionally (i) agree that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan, in the City of New York (collectively, the “New York Courts”), (ii) waive, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in any New York Court, and any claim that any such action or proceeding brought in any New York Court has been brought in an inconvenient forum and (iii) submit to the exclusive jurisdiction of the New York Courts in any suit, action or proceeding. The Company and the Advisor agree that a judgment in any suit, action or proceeding brought in the New York Courts shall be conclusive and binding upon it and may be enforced in any other courts to whose jurisdiction it is or may be subject, by suit upon such judgment.

(d)        This Agreement shall inure to the benefit of, and be binding upon, the Advisor, the Company, and their respective successors and permitted assigns. None of the rights or obligations of the parties hereunder may be assigned by either party without the prior written consent of the other party hereto.

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(e)        This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(f)        The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach. In addition, any failure of any party to bring a claim for any breach of this Agreement shall not operate as or be construed to be a waiver by such party of such breach.

(g)       Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

-Signature Page Follows-

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

Signature Group Advisors, LLC

By:	/s/ Nickolas W. Jekogian, III
Name:	Nickolas Jekogian
Title:	CEO

Presidential Realty Corporation

By:	/s/ Alexander Ludwig
Name:	Alexander Ludwig
Title:	President

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